EXHIBIT 10.L.1

AMENDMENT NO. 2 TO THE
EL PASO CORPORATION
SUPPLEMENTAL BENEFITS PLAN

     Pursuant to Section 6.7 of the El Paso Corporation Supplemental Benefits Plan, Amended and Restated effective as of December 7, 2001, as amended (the “Plan”), the Plan is hereby amended as follows, effective June 1, 2004:

     Section 5.4(a) is hereby deleted in its entirety and replaced with the following:

“(a) Supplemental Pension Benefit Payments. The payment of any supplemental pension benefits pursuant to Section 5.1 owed to a Participant (or his or her Surviving Spouse) shall be made in lump sum as soon as practicable after the Participant’s termination of employment with the Employer unless the Participant made a valid irrevocable election to receive such payment in a form other than a lump sum payment prior to the effective date of this Amendment. The amount of the payment under this subparagraph 5.4(a) shall be determined pursuant to Section 5.5; provided, however, no such payment shall be required to be made to the Participant if the amount of the payment the Participant is entitled to receive for supplement pension benefits under this Plan is less than $100.”

     Section 5.4(b) is hereby deleted in its entirety and replaced with the following:

“(b) Supplemental RSP Benefit Payments. The payment of any supplemental RSP benefits pursuant to Section 5.2 owed to a Participant (or his or her Beneficiary) shall be made in a lump sum as soon as practicable after the Participant’s termination of employment with the Employer and shall be in an amount equal to the Participant’s ledger account balance at the time of such payment; provided, however, no such payment shall be required to be made to the Participant if the amount of the payment the Participant is entitled to receive for supplemental RSP benefits under this Plan is less than $100.”

     Section 5.5 is hereby deleted in its entirety and replaced with the following:

“5.5 Determination of Supplemental Pension Benefit Payments

     Subject to Section 5.6 and 5.7, the amount of a payment of supplemental pension benefits pursuant to Section 5.1 to a Participant (or his or her Surviving Spouse in the event of the Participant’s termination of employment on account of death) shall be determined by calculating the benefit according to the terms of the Pension Plan as a single life annuity.”

     IN WITNESS WHEREOF, the Company has caused this amendment to be duly executed on this 1st day of June, 2004.

EL PASO CORPORATION
By:	/s/ Susan B. Ortenstone
Susan B. Ortenstone
Its Senior Vice President, Human Resources

Attest:

/s/ David L. Siddall
Corporate Secretary